                                                                   Exhibit 10.22


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this day of July, 1999, is entered into by Open Market, Inc., a Delaware corporation with its principal place of business at 1 Wayside Road, Burlington, MA 01803 (the "Company"), and BC Krishna, residing in Chelmsford, MA (the "Employee").

         Concurrently with the execution and delivery of this Agreement, Open Market, Inc., Acquisition Corp., a Delaware corporation ("MergerSub"), and FutureTense, Inc., a Delaware corporation ("FutureTense, Inc."), have executed and delivered an Agreement and Plan of Merger dated as of July , 1999 (the "Merger Agreement"), providing for the merger of MergerSub into FutureTense, Inc., whereby FutureTense, Inc. shall be a wholly-owned subsidiary of the Company immediately following the Effective Time (as defined in the Merger Agreement) (the "Merger").

         In connection with the transactions contemplated by the Merger Agreement, the Company desires to employ the Employee, and the Employee desires to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

     1. TERM OF EMPLOYMENT. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on the Effective Date (as defined in the Merger Agreement) (the "Commencement Date") and ending upon termination of employment in accordance with Section 4,: If the Merger is not consumated, this Agreement becomes null and void.

     2. TITLE; CAPACITY. The Employee shall serve as a Corporate Officer of the Company (and will be required, as a condition of employment, to sign the Executive Retention Agreement attached hereto as Attachment A) and Chief Technology Officer or in such other similar position as the Company may determine from time to time. The Employee shall be based at the Company's headquarters in Burlington or Acton, Massachusetts, or such place within twenty
(20) miles of Burlington or Acton, Massachusetts as the Company shall determine. The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by Ron Matros, President and Chief Operating Officer, or his designee.

         The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Company or its designee shall from time to time reasonably assign to him. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company during the Employment Period; provided, however, that nothing herein shall be construed as preventing the Employee from making personal investments, and provided, further, that nothing herein shall be construed as preventing the Employee from serving on civic or charitable boards, so long as the Employee has obtained permission to do so in each instance and in advance from the President and Chief Operating Officer. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

     3.   COMPENSATION AND BENEFITS.

          3.1 SALARY. The Company shall pay the Employee, in semi-monthly installments, an annual base salary of $150,000 for the one-year period commencing on the Commencement Date. Such salary shall be subject to adjustment thereafter as determined by the President and COO or his designee.

          3.2 FRINGE BENEFITS. The Employee shall be entitled to participate in all bonus and benefit programs that the Company establishes and makes available to its employees, if any, to the extent that Employee's position, tenure, salary, age, health and other qualifications make him eligible to participate, including, but not limited to, the Company's 1999 Executive Short Term Incentive Plan attached hereto as Attachment B. The Employee shall be entitled to 3 weeks paid vacation per year, to be taken at such times as may be approved by the President and COO or his designee.

          3.3 REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may request, PROVIDED, HOWEVER, that the amount available for such travel, entertainment and other expenses may be fixed in advance by the President and COO or his designee.

          3.4 OPTIONS. The Company agrees to grant to Employee under its 1994 Incentive Stock Option Plan an option to purchase up to 175,000 shares of its Common Stock, $.001 par value per share, at a price per share equal to the fair market value of the shares of Common Stock of the Company at the time of grant, which option shall vest ratably over a four-year period and shall be subject to the terms and conditions of the Company's standard form of Option Agreement. To the extent permissable under applicable law and under the 1994 Incentive Stock Option Plan, such options shall be incentive stock options. The grant of options pursuant to this Section 3.4 shall be approved by the Board on or before the Effective Date and the options shall issue promptly after the Effective Date.

     4. EMPLOYMENT TERMINATION. The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

          4.1 At the election of the Company, for cause, immediately upon written notice by the Company to the Employee. For the purposes of this Section 4.1, cause for termination shall be deemed to exist upon (a) a good faith finding by the Company of the material failure of the Employee to perform his assigned duties for the Company, which failure is not cured within thirty (30) days after a written demand for performance is delivered to the Employee by the Company which specifically identifies the manner in which the Company believes that the Employee has not performed his duties; (b) the Employee's dishonesty, gross negligence or willful misconduct, or (c) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony;

          4.2 Thirty days after the death or disability of the Employee. As used in this Agreement, the term "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company, PROVIDED THAT if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties;

          4.3 At the election of the Company at any time after the first anniversary of the Commencement Date, provided the Company gives the Employee at least 30 days advanced written notice.

          4.4 At the election of the Employee at any time after the first anniversary of the Commencement Date, provided the Employee gives the Company at least 30 days advanced written notice.

          4.5 At the election of the Employee at any time for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the termination of employment by the Employee as a result of (a) a material breach of the Employment Agreement by the Company; or (b) a material reduction in the Employee's responsibilities.

     5.   EFFECT OF TERMINATION.

          5.4 TERMINATION FOR CAUSE OR AT ELECTION OF THE EMPLOYEE AFTER THE FIRST ANNIVERSARY. In the event the Employee's employment is terminated for cause pursuant to Section 4.1, or at the election of the Employee pursuant to
Section 4.4, the Company shall pay to the Employee the compensation and benefits otherwise payable to him under Section 3 through the last day of his actual employment by the Company.

          5.5 TERMINATION AT ELECTION OF THE COMPANY AFTER THE FIRST ANNIVERSARY. In the event the Employee's employment is terminated at the election of the Company pursuant to Section 4.3, the Company shall pay to the Employee an amount equal to six months of his base salary as severance pay. No payment hereunder will be required unless and until the parties enter into a release agreement pursuant to which the Employee releases the Company from any and all claims related to his employment with or termination from the Company, and any payment hereunder will be made in accordance with the Company's regular payroll practices.

          5.6 TERMINATION FOR GOOD REASON OR AT ELECTION OF COMPANY PRIOR TO FIRST ANNIVERSARY. In the event the Employee's employment is terminated prior to the first anniversary of the Commencement Date either at the election of the Employee for good reason pursuant to Section 4.5 or at the election of the Company other than for cause, the Company shall continue to pay the Employee his base salary as severance pay until the first anniversary of the Commencement Date or an amount equal to six months of his base salary as severance pay, whichever is greater.

          5.4 TERMINATION FOR DEATH OR DISABILITY. If the Employee's employment is terminated by death or because of disability pursuant to Section 4.2, the Company shall pay to the estate of the Employee or to the Employee, as the case may be, the compensation which would otherwise be payable to the Employee up to the end of the month in which the termination of his employment because of death or disability occurs.

          5.5 SURVIVAL. The provisions of Sections 6 and 7 shall survive the termination of this Agreement.

     6.   NON-COMPETE.

          6.1 During the Employment Period and for a period of two years after the termination or expiration thereof, the Employee will not directly or indirectly: (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in the business of developing, producing, marketing or selling software products or services in the Internet commerce industry or content management or epublishing business that are or would be directly competitive with products or services offered or under development by the Company while the Employee was employed by the Company; or
(ii) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or (iii) solicit for the purpose of providing any product or service competitive with the products or services offered by the Company, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the Employee while employed by the Company.

          6.2 If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

          6.3 The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 6 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

     7.   PROPRIETARY INFORMATION AND DEVELOPMENTS.

          7.1  PROPRIETARY INFORMATION.

               (a) Employee agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's technology business or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, and customer and supplier lists. Employee will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by an officer of the Company, either during or after his employment, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

               (b) Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his duties for the Company.

               (c) Employee agrees that his obligation not to disclose or use information, know-how and records of the types set forth in paragraphs (a) and
(b) above, also extends to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee in the course of the Company's business.

          7.2  DEVELOPMENTS.

               (a) Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by the Employee or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

               (b) Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this Section 7(b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by the Employee not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information.

               (c) Employee agrees to cooperate fully with the Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Developments. Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development.

          7.3 OTHER AGREEMENTS. Employee hereby represents that he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. Employee further represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

     8. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.

     9. PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

     10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement. In the event of a Change in Control, as defined in the Executive Retention Agreement attached hereto as Attachment A, the provisions of Attachment A shall supersede any provisions of this Agreement concerning the same subject matter.

     11. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

     12. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

     13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

     14.  MISCELLANEOUS.

          14.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

          14.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

          14.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

     15. REQUIRED APPROVALS. The Company and the Employee hereby acknowledge and agree that this agreement shall not take effect until the above terms and conditions have been approved by the Company's Board of Directors.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.


         Open Market, Inc.

         By: /s/ Michael S. Messier
             ----------------------

         Title: Vice President, Human Resources


         EMPLOYEE

         /s/ BC Krishna
         --------------